     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2004
                                                     REGISTRATION NO. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                              GALAXY MINERALS, INC.
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)

         FLORIDA                                                  65-0974212
         -------                                                  ----------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                           500 Park Avenue, Suite 203
                           Lake Villa, Illinois 60046
                           --------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                          2004 EQUITY COMPENSATION PLAN
                     CONSULTING AGREEMENT WITH STEPHEN STAMP
                    CONSULTING AGREEMENT WITH SCOTT GOLDSTEIN
                    CONSULTING AGREEMENT WITH SAMANTHA BROWN

                            (Full Title of the Plan)
                              --------------------

                          Richard N. Jobling, President
                           500 Park Avenue, Suite 203
                           Lake Villa, Illinois 60046
                               Tel. (847) 265-7600
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:
                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                      610 Newport Center Drive, Suite 1400
                         Newport Beach, California 92660
                                 (949) 760-6880

                         CALCULATION OF REGISTRATION FEE

Title of    Amount to be   Proposed Maximum    Proposed Maximum     Amount of
Securities   Registered(1) Offering Price      Aggregate Offering   Registration
to be                      per Share (1)             Price (1)         Fee
Registered
--------------------------------------------------------------------------------
Common
Stock,
par value
$0.001    25,000,000        $0.04 (1)(2)          $1,000,000.00          $127.00

           4,000,000        $0.04 (2)             $ 320,000.00            $42.00
--------------------------------------------------------------------------------
Total     29,000,000                                                     $169.00
--------------------------------------------------------------------------------

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional Common Shares as may become issuable pursuant to anti-dilution provisions of the plan.
(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee based on the closing market price on April 23, 2004 of $0.04 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*    Information required by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to
     Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Galaxy Minerals, Inc. (the "Registrant") are incorporated by reference:

         (i) the Registrant's registration statement on Form SB-2, as amended and the Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2002, the Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and annual report on Form 10-KSB for the year ended December 31, 2003, filed pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, filed under the Securities Act of 1933, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation Laws of the State of Florida and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS

3.1     Articles of Incorporation, as amended.*

3.2     Bylaws.*

4.1 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form SB-2).

4.2     2004 Equity Compensation Plan.
5       Opinion of Counsel as to the legality of securities being registered.
10.1    Consulting Agreement with Stephen Stamp.
10.2    Consulting Agreement with Scott Goldstein.
10.3    Consulting Agreement with Samantha Brown.

23.1    Consent of Independent Public Accountants.

23.2    Consent of Legal Counsel (included in Exhibit 5).

------------------------
* Previously filed with the Securities Exchange Commission in the registration statement on Form SB-2.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Villa, Illinois, on April 21, 2004.

                                       GALAXY MINERALS, INC.

                                       /s/ Richard N. Jobling
                                       ---------------------------------------
                                       By: Richard N. Jobling
                                       Its: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard N. Jobling
---------------------------------------------
Richard N. Jobling, President and CFO                       Date: April 21, 2004

/s/ P. Bruce Oettel                                         Date: April 21, 2004
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P. Bruce Oettel, Director

/s/ Vincent Plenge                                         Date: April 21, 2004
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Vincent Plenge, Director